Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 24, 2014, in Amendment No. 1 to the Registration Statement (Form F-1) and related Prospectus of Dynagas LNG Partners LP for the registration of its common units.

Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

May 15, 2014